                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints Patrick
W. Allender and C. Scott Brannan, and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 relating to the issuance of shares of Danaher Corporation common stock pursuant to the Agreement and Plan of Merger, dated as of April 21, 1999, among Danaher Corporation (the "Company"), a wholly-owned subsidiary of the Company and Hach Company, and the Agreement and Plan of Reorganization, dated as of April 21, 1999, by and among the Company, C&K Enterprises, Ltd., and Kathryn C. Hach-Darrow and Bruce J. Hach, and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of the them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Date: May 27, 1999

           /s/ Steven M. Rales                       /s/ Donald J. Ehrlich
__________________________________________ __________________________________________
             Steven M. Rales                           Donald J. Ehrlich

          /s/ Mitchell P. Rales                        /s/ Walter G. Lohr
__________________________________________ __________________________________________
            Mitchell P. Rales                            Walter G. Lohr

          /s/ George M. Sherman                   /s/ A. Emmet Stephenson, Jr.
__________________________________________ __________________________________________
            George M. Sherman                       A. Emmet Stephenson, Jr

          /s/ Mortimer M. Caplan
__________________________________________
            Mortimer M. Caplan